UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

    On July 12, 2013, Higher One, Inc. ("Higher One") and Cole Taylor Bank, an Illinois chartered bank and Federal Reserve Member ("Cole Taylor"), entered into an amendment (the "Amendment") to the Deposit Processing Services Agreement between them (the "Agreement").

    Under the terms of the Amendment, the parties agreed to extend the term of the Agreement to October 31, 2013.  After August 31, 2013, Cole Taylor may provide deposit services for a reduced number of accounts.

    Cole Taylor will continue to retain revenue generated from its investment of the funds held in the depositor accounts.  Higher One will pay Cole Taylor a new monthly processing services payment after August 31, 2013 that is based on the number of accounts for which Cole Taylor provides deposit services after such date, if any at all.  All other terms of the Agreement, as previously amended, remain unchanged and in full force and effect.

    Higher One intends to move all accounts held at Cole Taylor to its other bank partners by August 31, 2013 and entered into the Amendment to help ensure a smooth transition in the event that it is unable to transfer all accounts by that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2013

HIGHER ONE HOLDINGS, INC.

By:  /s/ Mark Volchek
       _____________________________
       Mark Volchek
       Chief Executive Officer